EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
BancorpSouth, Inc.:
We consent to incorporation by reference in the registration statements (Nos. 333-28081 and 333-139584) on Form S-4, the registration statements (Nos. 2-88488, 33-43796, 033-60699, 333-84389, 333-84395, 333-88226, 333-115451, 333-121785, 333-133390 and 333-153867) on Form S-8 and the registration statements (Nos. 033-03009 and 333-141250) on Form S-3 of BancorpSouth, Inc. of our reports dated February 26, 2009, with respect to the consolidated balance sheets of BancorpSouth, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008 and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of BancorpSouth, Inc.
/s/ KPMG LLP
Memphis, Tennessee
February 26, 2009